EXHIBIT 99.1

NEWS RELEASE

MEDIA CONTACTS:                                   INVESTOR RELATIONS:
Laura Heinrich               Nicole Morodan               Tania Almond
Digex, Inc.                  MS&L, for Digex              Digex, Inc.
240.456.3488                 212.213.7140                 240.456.3800
laurah@digex.com             nmorodan@mslpr.com           TANIA.ALMOND@DIGEX.COM

                     DIGEX ANNOUNCES SECOND QUARTER RESULTS
                    REVENUE UP 61% IN THE FIRST HALF OF 2001;
            DIGEX AND WORLDCOM COMBINE INNOVATION & GLOBAL RESOURCES
                            FOR ENTERPRISE COMPUTING

LAUREL, MD, AUGUST 1, 2001 - Digex, Incorporated (Nasdaq: DIGX), the leading high-end managed Web and application hosting service provider for businesses worldwide, today announced revenue of $53.8 million for the quarter-ended June 30, 2001, a 33% increase over the year-ago level. Managed servers totaled 3,764 with average monthly revenue per server of $4,347. EBITDA* losses continued to narrow to $13.6 million with net loss per share of $0.74 in the quarter.

"Now that the WorldCom transaction has been finalized, our sites are squarely set on leveraging our industry-leading assets and capabilities to bring our customers unprecedented strength to their e-Business," said Mark Shull, president and chief executive officer. "We are pleased with the progress made to date and are aggressively working together to maximize our market share opportunities in a time of contraction for many. The combined resources, financial soundness and forward innovation are proving highly attractive to businesses looking to move more computing architecture to the Internet."

"In the first half of 2001, Digex has restructured, deployed and upgraded our sales organization, created a teaming model with WorldCom and enhanced our customer profiles," said John Callari, senior vice president of sales. "We are already seeing improvements in some of our sales metrics over the first quarter, and are confident that these shifts will be to our long-term benefit."

"Even prior to the closure of the transaction in early July, both companies were starting to experience growing traction in sales," continued Callari. "Now that the relationship is solidified, strengths of both companies are coming together to further form a significant force in the Managed Hosting space. Companies such as Accenture, Aramco, Barnes and Nobles College Bookstores, City of Charlotte, Lantronix, Novartis, Providian Financial Corp., and Warburg-Pincus now have their managed hosting provided through a WorldCom/Digex solution."

"We brought to life our brand awareness campaign in the quarter by adding television to our advertising mix," said Rebecca Ward, president product management, engineering and marketing. "By strategically placing more than 200 TV spots across five major cable networks we were able to leverage a buyers' market in the media space and hone in on our target audience. Clearly, we are seeing that our markets are reacting favorably to the financial stability that Digex brings to the decision of outsourcing enterprise computing needs."

"I am pleased to announce that in working with WorldCom we have successfully completed the 2001 permanent funding agreement. This credit facility is available to us currently, in addition to the vendor financing commitments we have access to," said Tim Adams, chief financial officer.

Quota-carrying salespeople totaled 107 out of a total Digex employee base of 1,496, as of June 30, 2001.

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Additional quarterly highlights for Digex include:

o Launched Application Center 2000, one of five servers in Microsoft's suite of .NET Enterprise Servers, which enables web applications using Microsoft Windows 2000 to use clustering to achieve higher levels of availability and reliability for web content management. Application Center automatically replicates web content across multiple servers in a cluster, permitting management of several servers from a single console.

o Expanded the functionality of Intelligent Director, a comprehensive intelligent traffic load and firewall balancing service with enhanced security features powered by Cisco's CSS-11000 series Layer 7 switch. Intelligent Director now utilizes CSS Content Aware, the most advanced load-balancing algorithm available, that is designed to manage traffic and improve the security and performance of the most complex e-business sites while ensuring that correct content is being delivered with content matching and cookie-checking.

o Developed a comprehensive interactive ROI tool that clearly demonstrates the value of Digex managed hosting over options of "in-house" and over other methods of hosting. The new tool accommodates all factors for hardware/software, security, system administration, new product evaluation, testing, monitoring and networking. According to Forrester Research, "Enterprises can save 25% to 80% of their Web infrastructure costs by turning over their sites completely to a Web hoster."

o Redesigned our Cisco 6509 network-wiring infrastructure. The new wiring infrastructure reduces the number of cables to 24 down from 288, further simplifying the serviceability of our architecture, as we continuously strive to improve mean times to repair on all processes.

o Advanced our alert-to-case ratio to 3:1 from 22:5, a 32% improvement. This service improvement has enabled the Digex Service Operations Center to respond quicker to alerts that impact customers.

o Engineered a new spanning tree "V" architecture. The new architecture uses the Cisco "uplink fast" feature to reduce network convergence time by over 90%. This network design reduces troubleshooting, complexity, and response times by simplifying the internal network architecture, another example of Digex's continual innovation and improvement ensuring industry-leading solutions for our customers.

o Operationalized WorldCom data centers in France, Germany, the New York metropolitan area and Tokyo in the quarter for managed hosting, establishing a global footprint across three continents.

Financial highlights for Digex include:

o     Revenue mix for the second quarter was approximately:

                             Enterprise         73%
                       Internet-centric         23%
                 ASP and other channels          4%

o Annualized revenue per customer was approximately $333,000, up 54% over 2Q00
o Gross margin in the quarter was 42.7%, up 5.0% points from the year-ago level of 37.7%
o SG&A expense as a percentage of total revenue continued declining to 68%, down 16.7% points from the year-ago level
o     Capital investments for the quarter totaled $34.2 million

o     Digex expects full year 2001 results as follows:

o     Expected revenue in the range of $200-$215 million
o     Expected gross margin in the range of 43%-47%
o     Expected EBITDA* losses in the range of $55-$65 million

o     Net loss per share of approximately $3.05-$3.15
o     Capital investments in the range of $150-$170 million

QUARTERLY CONFERENCE CALL

Digex will host a conference call on Wednesday, August 1, at 8:30 a.m. EDT to review its second quarter results. To participate on this call, please dial
(800) 779-5318 or (712) 257-2476 (International), passcode "DIGEX". In addition, you may listen to a live audio webcast of this call by going to HTTP://WWW.E-MEETINGS.WCOM.COM. Type in the conference ID: 7225309 and passcode:
"DIGEX".

A replay of the call will be available from Wednesday, August 1, 2001 at 12:00 p.m. EDT through Wednesday, August 8, 2001 at 5:00 p.m. EDT by dialing (800) 839-5570 or (402) 998-0911 (International). A replay of the audio webcast will be available for 30 days by going to HTTP://WWW.E-MEETINGS.WCOM.COM and following the directions listed above. You can also listen to an archive of the call by visiting our website at HTTP://WWW.DIGEX.COM/INVESTORS.HTM and clicking on the Audio Archive link.

FORWARD LOOKING STATEMENTS

Statements contained in this news release regarding expected financial results and other planned events are forward looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Digex's services and the ability of Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or technological conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's annual 10K filing, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

ABOUT DIGEX

Digex (Nasdaq: DIGX) is the leading provider of high-end managed Web and application hosting services for some of the world's leading companies that rely on the Internet as a critical business tool. Digex customers, from mainstream enterprise corporations, Internet-based businesses and Application Service Providers (ASPs), leverage Digex's services to deploy secure, scaleable, high performance business solutions, including electronic retailing, online financial services, online procurement and customer self-service applications. Digex also offers value-added enterprise and professional services, including performance and security testing, monitoring, reporting and networking services. Additional information on Digex is available at WWW.DIGEX.COM.

INTERNET USERS: Digex news releases and other useful information are available on the Digex Web site at WWW.DIGEX.COM. To receive news releases by e-mail or to request that information be mailed to you, please visit the Investor Relations section of the site and click on the "Investor Information Request Form" link.

*EBITDA before certain charges consists of earnings (net loss) before interest expense, interest income and other, merger related expenses, foreign exchange gain or loss, income taxes, deferred compensation, depreciation, and amortization. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should also not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles. This caption excludes components that are significant in understanding and assessing the results of operations and cash flows. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles and as a result EBITDA before certain charges may not be comparable to similarly titled measures used by other companies. However, the Company believes that EBITDA before certain charges is relevant and useful information that is often reported and widely used by analysts, investors and other interested parties in the Web site and application hosting industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of the Company's operating performance, as an additional meaningful measure of performance and liquidity, and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditures and working capital requirements.

All trademarks, tradenames and service marks mentioned and/or used herein belong to their respective owners.

                               DIGEX, INCORPORATED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
        UNAUDITED (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)

                                                                         THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                               JUNE 30,                          JUNE 30,
                                                                    ----------------------------      ----------------------------
                                                                        2001           2000(3)            2001            2000(3)
                                                                    -----------      -----------      -----------      -----------
Revenues                                                            $    53,791      $    40,368      $   106,843      $    66,164
Costs and expenses:
     Cost of operations                                                   4,375            9,098            9,531           13,038
     Cost of services                                                    26,455           16,055           51,000           26,543
     Selling, general and administrative                                 36,606           34,195           73,786           60,770
     Deferred compensation                                                  734              996            1,806            1,990
     Depreciation and amortization                                       32,149           17,981           61,036           30,552
                                                                    -----------      -----------      -----------      -----------
Total costs and expenses                                                100,319           78,325          197,159          132,893
                                                                    -----------      -----------      -----------      -----------
Loss from operations                                                    (46,528)         (37,957)         (90,316)         (66,729)
Other income (expense):
     Interest expense                                                      (739)            (429)          (1,445)            (872)
     Interest income and other                                              (56)           3,901              219            7,401
                                                                    -----------      -----------      -----------      -----------

Loss before cumulative effect of change in accounting principle         (47,323)         (34,485)         (91,542)         (60,200)
Cumulative effect of change in accounting principle (1)                      --               --               --             (166)
                                                                    -----------      -----------      -----------      -----------

Net loss                                                            $   (47,323)     $   (34,485)     $   (91,542)     $   (60,366)
                                                                    ===========      ===========      ===========      ===========

Net loss per common share - basic and  diluted                      $     (0.74)     $     (0.54)     $     (1.43)     $     (0.96)
                                                                    ===========      ===========      ===========      ===========

Shares used in computing basic and diluted net loss per share        64,075,828       63,503,516       64,013,802       63,062,198
                                                                    ===========      ===========      ===========      ===========

EBITDA (2)                                                          $   (13,645)     $   (18,980)     $   (27,474)     $   (34,187)

(1) Represents the cumulative net income effect of implementing SAB 101 as of January 1, 2000.

(2) EBITDA before certain charges consists of earnings (loss) before interest expense, interest income and other, merger-related expenses, foreign exchange gains (losses), income taxes, deferred compensation, depreciation and amortization. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should not to be considered as an alternative to net loss as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA before certain charges presented herein may not be comparable to similarly titled measures used by other companies.

(3) The impact of SAB 101 has been retroactively reflected in the statements of operations for the quarter ended and the six months ended June 30, 2000.

                               DIGEX, INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                (AMOUNTS IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                           JUNE 30,      DECEMBER 31,
                                                                             2001           2000
                                                                          -----------     ---------
                                                                          (UNAUDITED)
                        ASSETS
Current assets:
    Cash and cash equivalents                                              $  14,730      $  83,434
    Restricted investments                                                     3,158          2,000
    Accounts receivable, net of allowance of $4,978 and $4,741
    in 2001 and 2000, respectively                                            41,068         42,201
    Due from Intermedia                                                           --             40
    Deferred costs                                                             7,685          8,627
    Prepaid expenses and other current assets                                  7,122          7,452
                                                                           ---------      ---------
          Total current assets                                                73,763        143,754
Property and equipment, net                                                  355,557        348,975
Intangible assets, net                                                        21,226         23,222
Other assets                                                                   3,279          5,100
                                                                           ---------      ---------
          Total assets                                                     $ 453,825      $ 521,051
                                                                           =========      =========

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued expenses                                  $  58,254      $  59,455
    Current portion of deferred revenue                                        7,032          7,734
    Current portion of notes payable                                           4,317          2,772
    Current portion of capital lease obligations                               2,032          1,871
    Due to Intermedia                                                          5,614             --
    Note payable to Intermedia                                                12,000             --
                                                                           ---------      ---------
          Total current liabilities                                           89,249         71,832
Deferred revenue                                                               2,565          4,025
Notes payable                                                                  3,236          1,435
Capital lease obligations                                                     27,343         27,131
                                                                           ---------      ---------
          Total liabilities                                                  122,393        104,423
                                                                           ---------      ---------

Stockholders' equity:

Preferred stock, $.01 par value; 5,000,000 shares authorized;
100,000 designated as Series A Convertible; 100,000 shares
issued and outstanding                                                             1              1

Class A common stock, $.01 par value; 100,000,000 shares
authorized; 24,788,466 and 24,546,543 shares issued and
outstanding in 2001 and 2000, respectively                                       248            245

Class B common stock, $.01 par value; 50,000,000 shares
authorized; 39,350,000 shares issued and outstanding in 2001
and 2000, respectively                                                           394            394

Additional capital                                                           624,479        622,036
Accumulated deficit                                                         (287,411)      (195,869)
Deferred compensation                                                         (6,035)       (10,141)
Accumulated other comprehensive loss                                            (244)           (38)
                                                                           ---------      ---------
          Total stockholders' equity                                         331,432        416,628
                                                                           ---------      ---------
          Total liabilities and stockholders' equity                       $ 453,825      $ 521,051
                                                                           =========      =========